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                                                                    EXHIBIT 10.9

                                    ADDENDUM

                     OPERATIONAL SYSTEMS MANAGEMENT SERVICES

XCARE.NET(formerly MPOWER Solutions Inc.) will provide Operational Systems Management Services for Customer's technical environment through a dedicated dial-up line or location of Customer's computer system which houses the XCARE.NET software on XCARE.NET managed premises

As defined below, Operational Systems Management Services will include:
         - Database maintenance (table and file space);
         - IBM Transaction  Server maintenance;
         - Performance management;
         - Capacity planning;
         - Security management; and
         - Recovery procedures.

        To help facilitate XCARE.NET's provision of Operational Systems Management Services, in instances where Customer's computer system does not reside on XCARENET managed premises, Customer will provide onsite system administration resources with access to the system console to handle such activities as coordination of hardware troubleshooting, network/security administration and backups/loading of tapes.

        FEES AND TERM

        Operational Systems Management Services described above will be provided by XCARE.NET to Customer for the fee of [*] ($[*]) Dollars per month for a term of one (1) year from the effective date of this Addendum. subject to annual cost of living increases based upon National CPI, not m exceed 5% per annum. After the initial period this agreement will renew annually for one (i) year terms unless Customer provides ninety (90) days prior notice of its intent not to renew.

        Effective Date of Contract is April 1, 1999, monthly fees will be invoiced at the beginning of each month and are payable upon receipt of invoice.

* Confidential Treatment Requested
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        The parties have read this Addendum and agree to be bound by all of its provisions This Addendum supersedes any and all prior agreements and understandings between the parties pertaining to XCARE.NET (R) and take precedence over the provisions of any purchase orders submitted to XCARE.NET by customer. This Addendum may be amended only in writing signed by both parties.

        Advica Health Resources                  XCARE.NET

        By: /s/ Mark X. Cronin                   By: /s/ Lorine Sweeney
            ---------------------------------        ---------------------------
            Signature of Authorized Signatory

            Mark X. Cronin                           Lorine Sweeney
            ---------------------------------        ---------------------------
            Name Printed                             Name Printed

            Chief Operating Officer                  President & CEO
            ---------------------------------        ---------------------------
            Title                                    Title

            3/29/99                                  3-24-99
            ---------------------------------        ---------------------------
            Date                                     Date
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ADVICA

HEALTH RESOURCES

March 25, 1999

XCARE Technologies, Inc.
Attention: Tammy McLaren
6400 S. Fiddler's Green Circle, Suite 540
Englewood, GO 80111

Sent via fax: 303-488-9705

Dear Tammy,

I am pleased to inform you that Advica Health Resources, Inc would like to contract with XCARE Technologies to provide Operational Systems Management Services as outlined in the MOWER Operational Systems Management Addendum - Rev. 2/99. We would like to proceed on the basis that the hardware will remain at our offices and XCARE would perform their work remotely via the dedicated communications line. It is understood that in this setup Advica will be responsible for providing the labor locally to support such activities as changing backup tapes and having access to the system console m handle such activities as coordination of hardware troubleshooting and network/security administration. I have incorporated the changes that we discussed earlier today.

TERM:

Advica would like to modify the term of the agreement slightly. The term calls for a three year contract with a minimum term of one year with a fee of [*] per month. This is acceptable. We would want to add the following clauses:

- Advica reserves the right to terminate services with a minimum of 90 days written notice, recognizing the minimum term of the contract is one year. We Understand that resources have to be allocated for this task and believe that 90 days notice would provide sufficient time to reallocate these resources.

- If XCARE does nor meet mutually agreed upon performance standards and does not cure deficiencies in a mutually agreed upon time frame, then Advica would reserve right to terminate the agreement.

XCARE OBLIGATIONS:

- XCARE would be responsible for all scripts required for nodal system operations, including backups, system startup/shutdown and required batch processes.

- XCARE would be responsible for monitoring file growth on a frequent enough time interval to ensure that Advica no longer receives table space full messages.

- XCARE will be responsible all maintenance required by DB2 and AIX to run efficiently.

- XCARE will he responsible For helping to resolve ODBC errors that are caused by the host.

- XCARE will provide a list of resources currently in their employ capable of performing this type of work.

- XCARE will take whatever remedial actions necessary to prevent a crash which appears to be imminent

- XCARE will work with ADVICA to finalize a workplan by April 15, 1990 outlining the actions required to restore the system to an acceptable state of performance. Remedial actions will continue as required while the workplan is being created.

ADVICA HEALTH RESOURCES, INC.

* Confidential Treatment Requested
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-  XCARE will assist Advica in system related tasks such as setting up printer queues.

- XCARE will work with Advica in installing any operating system upgrades or patches as needed. It is understood that this type of work would require local resource availability from Advica.

ADVICA OBLIGATIONS:

-  Advica will perform the daily mounting and unmounting of backup media.

- Advica will have available as needed personnel to operate the system console to handle such operations as hardware troubleshooting and network security, administration.

- Advica will upgrade hardware, if necessary to adequately support system growth requirements.

- Advica will maintain a service contract for both hardware and operating system support.

- Advica will contact XCARE before performing any Systems Administration functions (i.e. adding table space. deleting logs, etc.), except for standard operations such as backups.

- Advica will provide XCARE with a schedule of planned system shutdown and startup times associated with the normally weekly backup which is normally performed on Sunday's.

- Advica will with reasonable prior notice make all reasonable efforts to make the system available to XCARE on Saturday afternoons for the purpose of file maintenance.

PERFORMANCE STANDARDS:

-  XCARE will provide a contact (could be a pager) that is available 24 x 7.

- XCARE will respond to help desk issues associated with systems management within I hour during normal working hours (gain - 7pm, Monday - Friday, EST/EDT and 8am-1 pm. Saturday, EST/EDT).

REPORTING REQUIREMENTS:

- XCARE on an weekly basis will provide Advica with a summary report of the services they have performed. Advica is not looking for a detailed breakdown with times associated for the tasks. bur rather an overview of the tasks that were performed. For example, A review of tablespace was done on Monday. Five rabies were above x% and needed to have space added. The five tables were updated on Wednesday. A review of the Log Files on Friday showed nothing out of the ordinary, etc.

- XCARE will on a monthly basis will provide Advica with a report detailing disk space used during the prior month and a forecast of when additional disk space will likely be needed. Furthermore, this monthly report should detail any concerns XCARE may have about system performance that may necessitate system enhancements.

DATABASE SETUP:

- Ideally, Advica would like to have included as pan of this agreement that any future databases that need to be added would be covered as part of the Maintenance Services. What would be included in this is the allocation of the database environment and copying standard code files as needed. If this is not acceptable an alternative would be for both parties to agree upon a fixed price for these services as opposed to the current time and materials arrangement.

If you concur with the statements above and XCARE can provide a list of resources available to supply this support then Advica is prepared to move forward with this agreement immediately.

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Advica's primary point of' contact for system related issues will be our new
Systems and Operations Manager, Chris Doff. There are also other resources available in IS Operations to act as backup for Chris.

If you have any questions or need additional information please let me know. I can be reached at 516-233 4611.

Your cooperation in this matter has been greatly appreciated.


Sincerely yours,

/s/ FARLEY KAMHI
--------------------------------------
Farley Kamhi
Director of Information Services


cc: Mark Cronin
    Chris Dorr